EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-72788 of U.S.B. Holding Co., Inc. (the "Corporation") on Form S-3 and Registration Statement Nos. 333-43797, 333-27451, 33-80678 and 2-90674 on Forms
S-8 of our report dated January 28, 1998 (March 6, 1998 as to Note 19 relating to a merger agreement), incorporated by reference in the Corporation's 1997 Annual Report on Form 10-K and appearing in the Corporation's 1997 Annual Report to Shareholders.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 25, 1998